EXHIBIT 10.3

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Assignment”) is entered into as of August 1, 2025, by and between Milo Group LLC, a Wyoming limited liability company (“Assignor”), and Viking Distribution Solutions, LLC, a Nevada limited liability company (“Assignee”).

R E C I T A L S

A. Assignor is assigning all of its rights, title and interest in and to all of Assignor’s intangible assets and intellectual property relating to the electric distribution ground fault prevention trip signal engaging system (a.k.a. broken conductor protection system or open conductor detection system) (collectively, the “System”), including, without limitation (a) all patents set out in Exhibit “A” attached hereto as well as all other patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), and including all provisional applications, substitutions, continuations, continuations-in-part, patents of addition, improvement patents, divisions, renewals, reissues, confirmations, counterparts, re-examinations and extensions thereof, (b) all trademarks, service marks, trade dress, trade names, logos, domain names and corporate names, (c) all registered and unregistered copyrights and industrial designs, (d) all registrations, applications and renewals for any of the foregoing, (e) all trade secrets, confidential information, ideas, formulae, compositions, know-how, improvements, innovations, discoveries, designs, manufacturing and production processes and techniques, (f) all other intellectual property rights owned, licensed, controlled or used by Assignor, in any and all relevant jurisdictions in the world, and (g) formulations, procedures, methodologies, information, benefits, relationships, leads, distribution arrangements, prospects, goodwill, contract rights and any other useful business knowledge, relating to the System or to the marketing and sales of the System (collectively, the “Intangible Assets”).

B. Assignor now desires to enter into this Assignment in order to transfer such rights, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration for the assignment, the sufficiency and receipt of which is hereby acknowledged, and the undertakings set forth below, the parties hereby agrees as follows

A G R E E M E N T

1. Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its rights, title and interest in and to all of the Intangible Assets.

2. Assignor transfers such Intangible Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

3. Assignee hereby accepts such Intangible Assets.

4. This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine.

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IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

Milo Group LLC

By:	/s/ Curt Bernhardt
Name: Curt Bernhardt
Title: Manager

ASSIGNEE:

Viking Distribution Solutions, LLC

By:	/s/ James A. Doris
James A. Doris
Incorporator & Manager

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Exhibit A

Summary of Patents

Viking Distribution Solutions, LLC - Patents to be Transferred from Milo
No.	Application #	Title	File Date	Attorney	Inventor	Notes
1	US Application SN 18/064,152 (JED-105A)	Electric Distribution Line Ground Fault Prevention Systems Using Dual, High Sensitivity Monitoring With High Sensitivity Relay Devices	9-Dec-22	K. Glynn	B. Stuart	ISSUED: Patent # 11,852,692
2	PCT INT’L Application PCT/US23/83181 (JED-105PCT)	Electric Distribution Line Ground Fault Prevention Systems Using Dual, High Sensitivity Monitoring With High Sensitivity Relay Devices	8-Dec-23	K. Glynn	B. Stuart
3	US Application SN 18/936,543 (JED-109C)	Distribution Line Ground Fault Prevention With Blown Fuse Protection on Single Phase	4-Nov-24	K. Glynn	B. Stuart	Notice of Allowance received
4	US Application SN 18/920,865 (JED-110C)	Electric Distribution Line Ground Fault Prevention Device Using Dual Parameter High Sensitivity Monitoring Small Current Reduction With Small Increase in Negative Sequence Current	19-Oct-24	K. Glynn	B. Stuart	Notice of Allowance received

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